Exhibit (a)(2)

DWS INSTITUTIONAL FUNDS

AMENDED AND RESTATED DESIGNATION OF SERIES AND CLASSES

OF

SHARES OF BENEFICIAL INTEREST

(with $0.01 par value)

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s declaration of trust as then in effect, have previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and have previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective September 19, 2008 restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Section 5.12 of the Declaration, the Trustees, at a meeting held on October 10, 2008, authorized the establishment and designation of the authorized and outstanding shares of beneficial interest (the “Shares”) of the Series of the Trust heretofore designated as Cash Management Fund Institutional as a separate class designated as Institutional Shares as set forth in paragraph 1;

WHEREAS, pursuant to Article V, Section 5.12 of the Declaration, the Trustees, at a meeting held on October 10, 2008, authorized the establishment and designation of an additional Class named the “Prime Shares” of Cash Management Fund Institutional as set forth in paragraph 2; and

WHEREAS, pursuant to Article V, Section 5.12 of the Declaration, the Trustees, at a meeting held on October 10, 2008, redesignate the Series presently designated “Cash Management Fund Institutional” as “Cash Management Fund“ as set forth in paragraph 3:

(1)
Effective as of October 10, 2008, the authorized and outstanding Shares of the Series of the Trust heretofore designated as Cash Management Fund Institutional as a separate class designated as Institutional Shares;

(2)	Effective as of October 10, 2008, and additional class named the “Prime Shares” of Cash Management Fund Institutional is established and designated;

(3)	Effective as of October 10, 2008, the Series presently designated “Cash Management Fund Institutional” is redesignated as “Cash Management Fund;”

NOW THEREFORE, the Trustees of the Trust, effective as of the dates set forth above hereby amend and restate the Trust’s Restated Designation of Series and Classes of Shares of Beneficial Interest in its entirety as follows:

1.           The following series of Shares and Classes thereof are established and designated, the Shares of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this restated designation:

Cash Management Fund                                                  Institutional Shares
                                                                                          Prime Shares

Cash Reserves Fund Institutional                                   Institutional Class

Daily Assets Fund Institutional                                      Institutional Class

DWS Commodity Securities Fund                                Class A
Class B
Class C
Class S
Institutional Class

DWS EAFE® Equity Index Fund                                    Institutional Class

DWS Equity 500 Index Fund                                          Institutional Class
Class S

DWS Inflation Protected Plus Fund                              Class A
Class B
Class C
Class S
Institutional Class

DWS U.S. Bond Index Fund                                           Class A
Insitutional Class

2.           For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law.  The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.           The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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/s/John W. Ballantine	/s/William McClayton
John W. Ballantine, Trustee	William McClayton, Trustee
/s/Henry P. Becton, Jr.	/s/Rebecca W. Rimel
Henry P. Becton, Jr., Trustee	Rebecca W. Rimel, Trustee
/s/Dawn Marie-Driscoll	/s/Axel Schwarzer
Dawn Marie-Driscoll, Trustee	Axel Schwarzer, Trustee
/s/Keith R. Fox	/s/William N. Searcy, Jr,
Keith R. Fox, Trustee,	William N. Searcy, Jr., Trustee
/s/Paul K. Freeman	/s/Jean Gleason Stromberg
Paul K. Freeman, Trustee	Jean Gleason Stromberg, Trustee
/s/Kenneth C. Froewiss	/s/Robert H. Wadsworth
Kenneth C. Froewiss, Trustee	Robert H. Wadsworth, Trustee
/s/Richard J. Herring
Richard J. Herring, Trustee

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